Financial Statement - Exhibit 1


INTERTECH GLOBAL .com, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENT
APRIL 30, 1999

TABLE OF CONTENTS
                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                 1

BALANCE SHEET                                                                2

NOTES TO FINANCIAL STATEMENT                                                 3

To the Board of Directors and Stockholders
Of Intertech Global.com, Inc.

         We have audited the accompanying balance sheet of Intertech Global.com, Inc. (a development stage company) as of April 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of Intertech Global.com, Inc. as of April 30, 1999 in conformity with generally accepted accounting principles.

                                                    Sgd:     Chester M. Kearney



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INTERTECH GLOBAL.com, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

APRIL 30, 1999

ASSETS

OTHER ASSSETS
   Intangible assets                                           21,451
                                                               ======

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES                                                     None
                                                               ------

STOCKHOLDERS' EQUITY
   Common stock
         Par value $0.001, 200,000,000 authorized
           21,451,103 issued                                   21,451
   Preferred stock
         Class A, 9% cumulative divided
           non-convertible shares, Par value $5.00
           10,000,000 authorized, none outstanding              None
         Class B, 12% cumulative divided
           on-convertible shares, Par value $5.00
           10,000,000 authorized, none outstanding              None
                                                               ------
                                                               21,451
                                                               ------
                                                               21,451
                                                               ======



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INTERTECH GLOBAL.com, INC.
NOTES TO FINANCIAL STATEMENT
APRIL 30, 1999

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Intertech Global.com, Inc. is a holding company dedicated to the development of an integrated natural resource based firm through the acquisition of operating companies involved in four primary sectors of the economy - industrial applications involving sandstone rock products for construction and landscaping; residential; recreational and commercial property development; and forest land management and ownership; and internet e-commerce on the world-wide web.

     The Company maintains its accounting records and financial reports on the accrual basis.

     Intangible assets consist of organization costs. Upon commencement of business operations, these costs will be amortized over a 60-month period.

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

(2)  INTANGIBLE ASSETS

     Intangible assets consist of the following:

       Organization costs, development costs and
         Fees not allocable to asset acquisitions                  21,451
                                                                   ======



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